UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On April 29, 2008, we issued a press release and supplemental financial data with respect to our financial results for the quarter ended March 31, 2008. Copies of the press release and supplemental financial data are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. The information contained in this Item 2.02 and the attached Exhibit 99.1 and Exhibit 99.2 are furnished to, and not filed with, the Securities and Exchange Commission.

ITEM 8.01.	Other Events

On April 29, 2008, we reported operating results for the quarter ended March 31, 2008. All per share results are reported on a fully diluted basis.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $35.7 million, or $0.68 per share, for first quarter 2008, as compared with $32.2 million, or $0.61 per share, for the quarter ended March 31, 2007, an increase of 11.5%. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this report.)

Net income available to common shareholders for the first quarter totaled $14.2 million, or $0.28 per share, as compared with $11.9 million, or $0.23 per share, for the same period 2007.

Total revenues from continuing operations for the quarter were $86.6 million, as compared with $79.7 million a year ago. Adjusted EBITDA for the quarter totaled $59.9 million, as compared with $56.5 million in first quarter 2007. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this report.)

Our positive year-over-year earnings and FFO results were driven primarily by improved same-store property-level operating results, income from newly developed properties and occupancy stabilization at the Mission Peaks redevelopment property in Fremont, California.

Same-store net operating income (NOI) growth was 4.2% for the quarter, as compared with the same period in 2007. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this report.) For the first quarter, same-store NOI increased $2.3 million relative to the same period in the prior year. Developed properties generated $1.8 million in additional NOI during the quarter, as compared with first quarter 2007. Mission Peaks’ NOI increased $0.8 million over first quarter 2007 levels.

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Same-Store Property Results

We define same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 22,680 apartment units that we own directly, same-store units totaled 19,357 for the quarter.

On a year-over-year basis, overall same-store NOI growth was driven by revenue growth of 4.6% for the quarter. Average same-store market rent for the first quarter 2008 increased 4.2% to $1,475 per unit, from $1,415 per unit in first quarter 2007. Same-store physical occupancy levels averaged 94.3% during first quarter 2008, as compared with 93.3% in the same period 2007. Physical occupancy at the end of the first quarter was 94.8%. Rent concessions in the same-store portfolio totaled $680,000 or 3.7 days rent, for first quarter 2008, as compared with $540,000, or 3.0 days, for the same period 2007.

Property-level operating expense increased 5.6% from first quarter 2007. Year-over-year expense growth was related to repair and maintenance items and the timing of these activities, as compared with similar maintenance programs in 2007. The absolute level of operating expense was in line with management’s expectations for the quarter.

Same-store results reflect favorable operating fundamentals in our San Diego and San Francisco, California markets, and in Seattle, Washington. The combination of resilient local economic conditions and an absence of supply provide an opportunity to grow market rents and maintain physical occupancy at or about 95%. Quarterly sequential results in Los Angeles reflect the impact of the recent writer’s strike in the entertainment industry, which was resolved in February, and mortgage-related job losses. Results in the Orange County, the Inland Empire (San Bernardino and Riverside Counties), and Sacramento, California markets, and in Phoenix, Arizona reflect the impact of the recession in the single-family housing industry, in terms of job losses and excess supply.

Community Development Activity

During the first quarter, construction was completed at two Southern California properties and one Northern California community: The Stuart at Sierra Madre Villa, Pasadena; Renaissance at Uptown Orange, Orange; and Avenue 64, Emeryville.

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We currently have four communities under construction, two in Southern California and two in Seattle, Washington, with a total of 1,097 units, an aggregate projected investment of $366.9 million and an estimated balance to complete totaling $147.3 million.

We own three land parcels representing 1,156 units of future development, and an estimated aggregate investment of $478.9 million upon completion. Construction starts for the three parcels range from the first half of 2008 to the second half of 2009. Two land parcels are located in Northern California and one in Southern California.

Common and Preferred Dividends Declared

On April 24, 2008, our Board of Directors approved regular common and preferred stock dividends for the quarter ending June 30, 2008. All common and preferred dividends will be payable on Monday, June 30, 2008 to shareholders of record on Friday, June 13, 2008.

The quarterly common dividend payment of $0.5625 is equivalent to $2.25 per share on an annualized basis, and represents a yield of approximately 4.61% on yesterday’s closing price of $48.77 per share. We have paid uninterrupted quarterly dividends to shareholders since being founded in 1970.

Our 6.75% Series C preferred dividend is $0.421875 per share; the 6.75% Series D preferred dividend is $0.421875 per share.

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2008

(Unaudited, dollar amounts in thousands except per share data)

ASSETS	March 31, 2008	December 31, 2007
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,841,107	$2,823,279
Construction in progress	219,578	297,939
Less: accumulated depreciation	(455,282)	(458,474)

	2,605,403	2,662,744

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	62,354	62,966
Real estate held for sale, net	112,337	30,548
Land under development	130,664	125,382

Total real estate portfolio	2,910,758	2,881,640
Cash	8,493	6,952
Other assets	63,559	65,068

TOTAL ASSETS	$2,982,810	$2,953,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$1,540,000	$1,540,000
Unsecured line of credit	265,000	205,000
Mortgage loans	162,300	174,082
Accounts payable and accrued expenses	74,272	80,406

Total liabilities	2,041,572	1,999,488

Minority interests	30,980	30,980

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 7,000,000 shares with $25 liquidation preference issued and outstanding at March 31, 2008 and December 31, 2007	70	70
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 51,007,395 and 50,968,448 at March 31, 2008 and December 31, 2007 , respectively.	510	510
Additional paid-in capital	909,678	922,612

Total shareholders’ equity	910,258	923,192

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,982,810	$2,953,660

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2008 and 2007

(Unaudited, dollar and share amounts in thousands)

REVENUE	Three months ended 3/31/08	Three months ended 3/31/07

Rental income	$83,181	$76,371
Ancillary income	3,384	3,309

Total revenue	86,565	79,680

EXPENSES
Real estate expenses	26,099	23,909
Depreciation	20,116	18,213
Interest expense	21,461	19,772
General and administrative	4,655	4,816
Total expenses	72,331	66,710
Other income	594	1,167

Income before minority interests, partnership income and discontinued operations	14,828	14,137
Minority interests	(580)	(579)
Partnership income	631	443

Income from continuing operations	14,879	14,001
Discontinued operations:
Discontinued operations, net (1)	2,280	2,381
Net gain on sales	—	—

Total discontinued operations	2,280	2,381
NET INCOME	$17,159	$16,382
Dividends attributable to preferred stock	2,953	4,468

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$14,206	$11,914

Net income per common share - basic	$0.28	$0.24

Net income per common share - assuming dilution	$0.28	$0.23

Weighted average shares outstanding - basic	50,985	50,620

Weighted average shares outstanding - assuming dilution	51,580	51,860

(1)

Details of net earnings from discontinued operations. For 2008, includes six operating properties held for sale as of March 31, 2008. For 2007, totals also include two properties sold in the third quarter of 2007 and two properties sold in the fourth quarter of 2007.

	Three months ended 3/31/08	Three months ended 3/31/07
Rental and ancillary income	$4,400	$6,313
Real estate expenses	(1,576)	(2,383)
Depreciation	(509)	(1,301)
Interest expense	(35)	(248)

Income from discontinued operations, net	$2,280	$2,381

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 03/31/2008	Quarter Ended 03/31/2007
Net income available to common shareholders	$14,206	$11,914
Depreciation from continuing operations	20,116	18,213
Depreciation from discontinued operations	509	1,301
Minority interests	580	579
Depreciation from unconsolidated entities	402	254
Less: Minority interests not convertible to common	(106)	(105)

Funds from operations	$35,707	$32,156

Diluted shares outstanding - EPS	51,580	51,860
Net income per common share - diluted	$0.28	$0.23

Diluted shares outstanding - FFO	52,425	52,770
FFO per common share - diluted	$0.68	$0.61

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 03/31/08	Quarter ended 03/31/07
Net income available to common shareholders	$14,206	$11,914
Interest, including discontinued operations	21,496	20,020
Depreciation, including discontinued operations	20,625	19,514

EBITDA	56,327	51,448
Minority interests	580	579
Dividends on preferred stock	2,953	4,468

Adjusted EBITDA	$59,860	$56,495

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 03/31/08	Quarter ended 03/31/07
Net income available to common shareholders	$14,206	$11,914
Interest, including discontinued operations	21,496	20,020
Depreciation, including discontinued operations	20,625	19,514
Minority interests	580	579
Dividends on preferred stock	2,953	4,468
General and administrative expense	4,655	4,816

NOI	$64,515	$61,311

Less Non Same-Store NOI	8,099	7,181

Same-Store NOI	$56,416	$54,130

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated April 29, 2008, including attachments.

99.2	Supplemental Financial data dated April 29, 2008, including attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: April 30, 2008	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr. Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release of BRE Properties, Inc. dated April 29, 2008, including attachments.

99.2	Supplemental Financial data dated April 29, 2008, including attachments.